EXHIBIT 99.1

Anne Spitza	Ken Rizvi
Corporate Communications	Vice President & Treasurer
ON Semiconductor	ON Semiconductor
(602) 244-6398	(602) 244-3437
anne.spitza@onsemi.com	ken.rizvi@onsemi.com

ON Semiconductor Reports Second Quarter 2012 Results and Announces $300 Million Share Repurchase Program

For the second quarter of 2012, highlights include:

•	Total revenues of $744.8 million

•	GAAP gross margin of 34.7 percent

•	Non-GAAP gross margin of 35.7 percent

•	GAAP net income per fully diluted share of $0.02

•	Non-GAAP net income per fully diluted share of $0.14

•	Retired $96.2 million of Zero Coupon Convertible Senior Subordinated Notes

PHOENIX, Ariz. – Aug. 2, 2012 – ON Semiconductor Corporation (Nasdaq: ONNN) today announced that total revenues in the second quarter of 2012 were $744.8 million, approximately flat compared to the first quarter of 2012. During the second quarter of 2012, the company reported GAAP net income of $6.9 million, or $0.02 per fully diluted share. The second quarter 2012 GAAP net income was impacted by $58.1 million of special items which include restructuring charges and other items. The complete special item details can be found in the attached schedules.

Second quarter 2012 non-GAAP net income was $65.0 million, or $0.14 per share on a fully diluted basis compared to $57.5 million, or $0.12 per share on a fully diluted basis, for the first quarter of 2012. A reconciliation of these non-GAAP financial measures (and other non-GAAP measures used elsewhere in this release, such as non-GAAP gross margin and adjusted EBITDA) to the company’s most directly comparable measures prepared in accordance with U.S. GAAP are set forth in the attached schedules and on our website at http://www.onsemi.com/.

On a mix-adjusted basis, average selling prices for ON Semiconductor in the second quarter of 2012 were down approximately one percent when compared to the first quarter of 2012. Total company GAAP gross margin in the second quarter was 34.7 percent. Non-GAAP gross margin in the second quarter was 35.7 percent.

Adjusted EBITDA for the second quarter of 2012 was $128.9 million. Adjusted EBITDA for the first quarter of 2012 was $120.1 million.

“Although we met the lower end of our revenue guidance for the second quarter of 2012, we nevertheless experienced a slowdown in activity as we progressed through the month of June,” said Keith Jackson, ON Semiconductor president and CEO. “Given the current global economic uncertainties as well as conservative order trends from customers through July, we are anticipating third quarter revenues to be approximately in-line with the second quarter of 2012.”

“As a result of the slower growth environment, we have begun taking actions to reduce our overall cost structure,” Jackson said. “For example, during the second quarter of 2012, we executed a cost reduction program within our SANYO Semiconductor Products Group that resulted in a headcount reduction of approximately 10 percent of that division. In addition, we are currently finalizing a cost reduction plan for the legacy ON Semiconductor business to align our expenses and capital investments to the slower growth environment. We remain confident and committed to maintaining strong free cash flow generation from our operations.”

ON Semiconductor’s Board of Directors and its Special Committee have also recently authorized the company to execute a share repurchase program for up to $300 million of common stock during the next three years. The company expects to begin implementing this program later this month.

Under the share repurchase program, the company may repurchase its common stock from time to time in privately negotiated transactions or open market transactions, including pursuant to a trading plan in accordance with Rules 10b5-1 and 10b-18 of the Securities Exchange Act of 1934, as amended, or by any combination of such methods or other methods from time to time. The timing of any repurchases and the actual number of shares repurchased will depend on a variety of factors, including the company’s stock price, corporate and regulatory requirements, restrictions under the company’s debt obligations, and other market and economic conditions. The share repurchase program doesn’t require the company to purchase any particular amount of common stock and may be suspended or discontinued at any time. The company intends to report on its repurchase activity, if any, in its quarterly financial disclosures.

THIRD QUARTER 2012 OUTLOOK

“Based upon product booking trends, backlog levels and estimated turns levels, we anticipate that total ON Semiconductor revenues will be approximately $725 to $765 million in the third quarter of 2012,” Jackson said. “Backlog levels for the third quarter of 2012 represent approximately 80 to 85 percent of our anticipated third quarter 2012 revenues. We expect that average selling prices for the third quarter of 2012 will be down approximately one to two percent when compared to the second quarter of 2012. The non-GAAP outlook for the third quarter of 2012 includes stock-based compensation expense of approximately $7 to $9 million.”

The following table outlines ON Semiconductor’s projected third quarter of 2012 GAAP and non-GAAP outlook.

ON SEMICONDUCTOR Q3 2012 BUSINESS OUTLOOK

	Total ON Semiconductor GAAP	Special Items ***	Total ON Semiconductor Non-GAAP****
Revenue	$725 to $765 million		$725 to $765 million
Gross Margin	33.5% to 34.5%		33.5% to 34.5%
Operating Expenses	$195 to $200 million	$20 million	$175 to $180 million
Net Interest Expense / Other Expenses	$10 million		$10 million
Convertible Notes, Non-cash Interest Expense*	$6 million	$6 million	$0 million
Tax	$5 to $7 million	$3 million	$2 to $4 million
Fully Diluted Share Count **	460 million		460 million

*	Convertible Notes, Non-cash Interest Expense is calculated pursuant to FASB’s Accounting Standards Codification (“ASC”) Topic 470: Debt.
**	Fully diluted share count can vary for, among other things, the actual exercise of options or restricted stock units, the incremental dilutive shares from all of the company’s convertible senior subordinated notes, and the repurchase or the issuance of stock or convertible notes or the sale of treasury shares. Please refer to the table on our website for potential changes to the Fully Diluted Share Count. This table can be found on our website at http://www.onsemi.com under Investors—Investor Relations, Quarterly Results.

***	Special Items can include: amortization of intangible assets, amortization of acquisition-related intangibles, expensing of appraised inventory fair market value step-up, inventory valuation adjustments, purchased in-process research and development expenses, restructuring, asset impairments and other, net, goodwill impairment charges, gains and losses on debt prepayment, non-cash interest expense, their related tax effects, income tax adjustments to approximate cash taxes, and certain other special items as necessary.
****	Regulation G and other provisions of the securities laws regulate the use of financial measures that are not prepared in accordance with GAAP. We believe these non-GAAP measures provide important supplemental information to investors. We use these measures, together with GAAP measures, for internal managerial purposes and as a means to evaluate period-to-period comparisons. However, we do not, and you should not, rely on non-GAAP financial measures alone as measures of our performance. We believe that non-GAAP financial measures reflect an additional way of viewing aspects of our operations that – when taken together with GAAP results and the reconciliations to corresponding GAAP financial measures that we also provide in our releases – provide a more complete understanding of factors and trends affecting our business. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures, even if they have similar names.

TELECONFERENCE

ON Semiconductor will host a conference call for the financial community at 4:30 p.m. Eastern Time (ET) on August 2, 2012 to discuss this announcement and ON Semiconductor’s results for the second quarter of 2012. The company will also provide a real-time audio webcast of the teleconference on the Investor Relations page of its website at http://www.onsemi.com. The webcast replay will be available at this site approximately one hour following the live broadcast and will continue to be available for approximately 30 days following the conference call. Investors and interested parties can also access the conference call through a telephone call by dialing (888) 546-9664 (U.S./Canada) or (973) 935-8144 (International). In order to join this conference call, you will be required to provide the Conference ID Number – which is 12421219. Approximately one hour following the live broadcast, the company will provide a dial-in replay that will continue to be available through August 9, 2012. To listen to the teleconference replay, call (855) 859-2056 (U.S./Canada) or (404) 537-3406 (International). You will be required to provide the Conference ID Number – which is 12421219.

About ON Semiconductor

ON Semiconductor (Nasdaq: ONNN) is a premier supplier of high performance, silicon solutions for energy efficient electronics. The company’s broad portfolio of power and signal management, logic, discrete and custom devices helps customers effectively solve their design challenges in automotive, communications, computing, consumer, industrial, LED lighting, medical, military/aerospace and power applications. ON Semiconductor operates a world-class, value-added supply chain and a network of manufacturing facilities, sales offices and design centers in key markets throughout North America, Europe, and the Asia Pacific regions. For more information, visit http://www.onsemi.com.

# # #

ON Semiconductor and the ON Semiconductor logo are registered trademarks of Semiconductor Components Industries, LLC. All other brand and product names appearing in this document are registered trademarks or trademarks of their respective holders. Although the company references its website in this news release, information on the website is not to be incorporated herein.

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included or incorporated in this document could be deemed forward-looking statements, particularly statements about the future financial performance of ON Semiconductor. These forward-looking statements are often characterized by the use of words such as “believes,” “estimates,” “expects,” “projects,” “may,” “will,” “intends,” “plans,” or “anticipates,” or by discussions of strategy, plans or intentions. All forward-looking statements in this document are made based on information available to us as of the date of this release, our current expectations, forecasts and assumptions, and involve risks, uncertainties and other factors that could cause results or events to differ materially from those expressed in the forward-looking statements. Among these factors are our revenues and operating expenses, poor economic conditions and markets (including current credit and financial conditions), effects of exchange rate fluctuations, the cyclical nature of the semiconductor industry, changes in demand for our products, changes in inventories at our customers and distributors, technological and product development risks, enforcement and protection of our intellectual property rights and related risks, availability of raw materials, electricity, gas, water and other supply chain uncertainties, our ability to effectively shift production to other facilities in order to maintain supply continuity for our customers, variable demand and the aggressive pricing environment for semiconductor products, our ability to successfully manufacture in increasing volumes on a cost-effective basis and with acceptable quality for our current products, competitor actions including the adverse impact of competitor product announcements, pricing and gross profit pressures, loss of key customers, order cancellations or reduced bookings, changes in manufacturing yields, control of costs and expenses and realization of cost savings from restructurings (including the voluntary retirement program for employees in our SANYO Semiconductor Products Group) and synergies, significant litigation, risks associated with decisions to expend cash reserves for various uses such as debt prepayment, stock repurchases or acquisitions rather than to retain such cash for future needs, risks associated with acquisitions and dispositions (including from integrating and consolidating, and timely filing financial information with the Securities and Exchange Commission (“SEC”) for, acquired businesses and difficulties encountered in accurately predicting the future financial performance of acquired businesses, risks associated with our substantial leverage and restrictive covenants in our debt agreements from time to time, risks associated with our worldwide operations including foreign employment and labor matters associated with unions and collective bargaining arrangements as well as man-made and/or natural disasters such as the flooding in Thailand or the Japan earthquake and tsunami affecting our operations and finances/financials, the threat or occurrence of international armed conflict and terrorist activities both in the United States and internationally, risks and costs associated with increased and new regulation of corporate governance and disclosure standards (including pursuant to Section 404 of the Sarbanes-Oxley Act of 2002), risks related to new legal requirements and risks involving environmental or other governmental regulation. Information concerning additional factors that could cause results to differ materially from those projected in the forward-looking statements is contained in ON Semiconductor’s 2011 Annual Report on Form 10-K filed with the SEC on February 22, 2012, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other of our filings with the SEC. If any of these trends, risks or uncertainties actually occurs or continues, our business, financial condition or operating results could be materially adversely affected, the trading prices of our securities could decline, and investors could lose all or part of their investment. Readers are cautioned not to place undue reliance on forward-looking statements. These forward-looking statements should not be relied upon as representing our views as of any subsequent date and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS

(in millions, except per share data)

	Quarter Ended			Six Months Ended
	June 29, 2012	March 30, 2012	July 1, 2011 (1)	June 29, 2012	July 1, 2011 (1)
Revenues	$744.8	$744.4	$905.8	$1,489.2	$1,776.4
Cost of revenues	486.5	499.2	639.7	985.7	1,267.9

Gross profit	258.3	245.2	266.1	503.5	508.5
Gross margin	34.7%	32.9%	29.4%	33.8%	28.6%
Operating expenses:
Research and development	97.8	91.4	89.2	189.2	180.3
Selling and marketing	47.0	45.6	51.2	92.6	100.6
General and administrative	40.9	42.0	52.3	82.9	99.4
Amortization of acquisition-related intangible assets	11.1	11.1	11.4	22.2	21.1
Restructuring, asset impairments and other, net	34.6	11.5	5.1	46.1	17.5

Total operating expenses	231.4	201.6	209.2	433.0	418.9

Operating income	26.9	43.6	56.9	70.5	89.6

Other income (expenses), net:
Interest expense	(14.1)	(15.7)	(17.8)	(29.8)	(35.6)
Interest income	0.3	0.5	0.2	0.8	0.5
Other	2.3	4.7	(1.0)	7.0	(3.5)
Gain on SANYO Semiconductor acquisition	—	—	—	—	24.3

Other expenses, net	(11.5)	(10.5)	(18.6)	(22.0)	(14.3)

Income before income taxes	15.4	33.1	38.3	48.5	75.3
Income tax provision	(7.2)	(4.1)	(3.2)	(11.3)	(4.0)

Net income	8.2	29.0	35.1	37.2	71.3
Net income attributable to non-controlling interest	(1.3)	(0.8)	(0.8)	(2.1)	(1.5)

Net income attributable to ON Semiconductor Corporation	$6.9	$28.2	$34.3	$35.1	$69.8

Net income per common share attributable to ON Semiconductor Corporation:
Basic:	$0.02	$0.06	$0.08	$0.08	$0.16

Diluted:	$0.02	$0.06	$0.07	$0.08	$0.15

Weighted average common shares outstanding:
Basic	454.5	452.5	446.2	453.5	443.8

Diluted:	457.5	460.6	461.5	459.1	460.0

(1)	The consolidated statement of operations has been revised to reflect adjustments to the previously reported gain on SANYO Semiconductor acquisition. As required by ASC Topic 805, Business Combinations, any adjustments to the initial purchase price allocation should be recorded and reported on a retrospective basis.

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED BALANCE SHEET

(in millions)

	June 29, 2012	March 30, 2012	December 31, 2011
Assets
Cash and cash equivalents	$517.8	$580.1	$652.9
Short-term investments	238.6	312.2	248.6
Receivables, net	439.8	425.3	457.2
Inventories	659.7	633.7	637.4
Other current assets	88.8	76.8	121.6
Deferred income taxes, net of allowances	10.0	10.3	10.0

Total current assets	1,954.7	2,038.4	2,127.7
Property, plant and equipment, net	1,201.4	1,155.5	1,109.5
Deferred income taxes, net of allowances	33.1	30.1	34.2
Goodwill	198.7	198.7	198.7
Intangible assets, net	314.8	325.8	337.2
Other assets	68.0	80.7	76.2

Total assets	$3,770.7	$3,829.2	$3,883.5

Liabilities, Non-Controlling Interests and Stockholders’ Equity
Accounts payable	$416.4	$408.6	$451.8
Accrued expenses	283.4	238.5	239.8
Income taxes payable	4.2	2.8	7.5
Accrued interest	0.9	4.2	0.7
Deferred income on sales to distributors	152.2	153.5	172.0
Deferred income taxes, net of allowances	32.3	29.6	33.6
Current portion of long-term debt	265.3	377.1	370.1

Total current liabilities	1,154.7	1,214.3	1,275.5
Long-term debt	805.0	811.9	836.9
Other long-term liabilities	246.6	247.4	260.1
Deferred income taxes, net of allowances	19.8	21.1	17.5

Total liabilities	2,226.1	2,294.7	2,390.0

ON Semiconductor Corporation stockholders’ equity:
Common stock	5.1	5.1	5.0
Additional paid-in capital	3,133.6	3,125.6	3,113.5
Accumulated other comprehensive loss	(44.7)	(41.6)	(46.7)
Accumulated deficit	(1,167.2)	(1,174.1)	(1,202.3)
Less: treasury stock, at cost	(409.6)	(406.6)	(401.3)

Total ON Semiconductor Corporation stockholders’ equity	1,517.2	1,508.4	1,468.2
Non-controlling interest in consolidated subsidiaries	27.4	26.1	25.3

Total equity	1,544.6	1,534.5	1,493.5

Total liabilities and equity	$3,770.7	$3,829.2	$3,883.5

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA* AND

CASH PROVIDED BY OPERATING ACTIVITIES

(in millions)

	Quarter Ended			Six Months Ended
	June 29, 2012	March 30, 2012	July 1, 2011 (1)	June 29, 2012	July 1, 2011 (1)
Net income	$8.2	$29.0	$35.1	37.2	71.3
Adjusted for:
Depreciation and amortization	60.3	61.1	57.1	121.4	109.9
Interest expense	14.1	15.7	17.8	29.8	35.6
Interest income	(0.3)	(0.5)	(0.2)	(0.8)	(0.5)
Income tax provision	7.2	4.1	3.2	11.3	4.0
Net income attributable to non-controlling interest	(1.3)	(0.8)	(0.8)	(2.1)	(1.5)
Restructuring, asset impairments and other, net	34.6	11.5	5.1	46.1	17.5
Non-cash manufacturing expenses	—	—	30.4	—	80.4
Actuarial losses on pension plans and other pension benefits	3.4	—	—	3.4	—
Gain on SANYO Semiconductor acquisition	—	—	—	—	(24.3)
SANYO Semiconductor inventory item	4.9	—	—	4.9	—
SANYO Semiconductor purchase agreement amounts due from SANYO Electric	(2.2)	—	—	(2.2)	—
Expensing of appraised inventory fair market value step up	—	—	22.1	—	42.4

Adjusted EBITDA*	128.9	120.1	169.8	249.0	334.8
Increase (decrease):
Interest expense	(14.1)	(15.7)	(17.8)	(29.8)	(35.6)
Interest income	0.3	0.5	0.2	0.8	0.5
Income tax provision	(7.2)	(4.1)	(3.2)	(11.3)	(4.0)
Net income attributable to non-controlling interest	1.3	0.8	0.8	2.1	1.5
Actuarial losses on pension plans and other pension benefits	(3.4)	—	—	(3.4)	—
Restructuring, asset impairments, and other, net	(34.6)	(11.5)	(5.1)	(46.1)	(17.5)
SANYO Semiconductor inventory item	(4.9)	—	—	(4.9)	—
SANYO Semiconductor purchase agreement amounts due from SANYO Electric	2.2	—	—	2.2	—
Expensing of appraised inventory fair market value step up	—	—	(22.1)	—	(42.4)
Stock compensation expense	5.2	7.4	10.5	12.6	20.9
Gain on sale or disposal of fixed assets	(0.5)	(1.5)	(3.0)	(2.0)	(5.1)
Amortization of debt issuance costs and debt discount	0.6	0.5	0.6	1.1	1.2
Provision for excess inventories	11.5	15.8	2.1	27.3	3.8
Non-cash interest expense	6.0	7.2	8.9	13.2	17.6
Deferred income taxes	(1.2)	3.2	(12.4)	2.0	(9.2)
Other	(0.1)	(0.5)	0.4	(0.6)	(0.6)
Changes in operating assets and liabilities	(30.9)	(53.8)	6.3	(84.7)	(4.3)

Net cash provided by operating activities	$59.1	$68.4	$136.0	$127.5	$261.6

*

Adjusted EBITDA represents net income (loss) before interest expense, interest income, provision for income taxes, depreciation and amortization expense and special items. We use the adjusted EBITDA measure for internal managerial evaluation purposes, as a means to evaluate period-to-period comparisons and as a performance metric for the vesting/releasing of certain of our performance-based equity awards. Adjusted EBITDA is a non-GAAP financial measure. Regulation G and other provisions of the securities laws regulate the use of financial measures that are not prepared in accordance with generally accepted accounting principles. We believe this measure provides important supplemental information to investors. However, we do not, and you should not, rely on non-GAAP financial measures alone as measures of our performance.

We believe that non-GAAP financial measures reflect an additional way of viewing aspects of our operations that – when taken together with GAAP results and the reconciliations to corresponding GAAP financial measures that we also provide in our press releases – provide a more complete understanding of factors and trends affecting our business. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with non-GAAP financial measures used by our company or other companies, even if they have similar names.

(1)	The consolidated statement of operations has been revised to reflect adjustments to the previously reported SANYO purchase price allocation. As required by ASC Topic 805, Business Combinations any adjustments to the initial purchase price allocation should be recorded and reported on a retrospective basis. For the final SANYO Semiconductor purchase price allocation see our 2011 Form 10-K filed with the Securities and Exchange Commission on February 22, 2012.

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

ANALYSIS OF GAAP VERSUS NON-GAAP DISCLOSURES

(in millions, except per share and percentage data)

	Quarter Ended			Six Months Ended
	June 29, 2012	March 30, 2012	July 1, 2011 (1)	June 29, 2012	July 1, 2011 (1)
Reconciliation of GAAP gross profit to non-GAAP gross profit:

GAAP gross profit	$258.3	$245.2	$266.1	$503.5	$508.5

Special items:
a) Expensing of appraised inventory fair market value step up	—	—	22.1	—	42.4
b) Non-cash manufacturing expenses and amortization of intangibles	—		30.9	—	81.5
c) Actuarial losses on pension plans and other pension benefits	2.6	—	—	2.6	—
d) SANYO Semiconductor inventory item	4.9	—	—	4.9	—

Total Special items	7.5	—	53.0	7.5	123.9

Non-GAAP gross profit	$265.8	$245.2	$319.1	$511.0	$632.4

Reconciliation of GAAP gross margin to non-GAAP gross margin:
GAAP gross margin	34.7%	32.9%	29.4%	33.8%	28.6%

Special items:
a) Expensing of appraised inventory fair market value step up	—%	—%	2.4%	—%	2.4%
b) Non-cash manufacturing expenses and amortization of intangibles	—%	—%	3.4%	—%	4.6%
c) Actuarial losses on pension plans and other pension benefits	0.3%	—%	—%	0.2%	—%
d) SANYO Semiconductor inventory item	0.7%	—%	—%	0.3%	—%

Total Special items	1.0%	—%	5.8%	0.5%	7.0%

Non-GAAP gross margin	35.7%	32.9%	35.2%	34.3%	35.6%

Reconciliation of GAAP net income to non-GAAP net income:

GAAP net income attributable to ON Semiconductor Corporation	$6.9	$28.2	$34.3	$35.1	$69.8

Special items:
a) Expensing of appraised inventory fair market value step up (cost of revenues)	—	—	22.1	—	42.4
b) Non-cash manufacturing expenses and amortization of intangibles (cost of revenues)	—	—	30.9	—	81.5
c) Actuarial losses on pension plans and other pension benefits (cost of revenues)	2.6	—	—	2.6	—
d) SANYO Semiconductor inventory item	4.9	—	—	4.9	—
e) Amortization of acquisition related intangible assets - (operating expenses)	11.1	11.1	11.4	22.2	21.1
f) Actuarial losses on pension plans and other pension benefits - (operating expenses)	0.8	—	—	0.8	—
g) Restructuring, asset impairments and other, net	34.6	11.5	5.1	46.1	17.5
h) Gain on SANYO Semiconductor acquisition	—	—	—	—	(24.3)
i) SANYO Semiconductor acquisition related costs	—	—	—	—	7.3
j) SANYO Semiconductor purchase adjustments	(2.2)	—	—	(2.2)	—
k) Non-cash interest expense	6.0	7.2	8.9	13.2	17.6
l) Adjustment to reflect cash taxes	0.3	(0.5)	(5.0)	(0.2)	(6.3)

Total Special items	58.1	29.3	73.4	87.4	156.8

Non-GAAP net income	$65.0	$57.5	$107.7	$122.5	$226.6

Non-GAAP net income per share:
Basic	$0.14	$0.13	$0.24	$0.27	$0.51

Diluted	$0.14	$0.12	$0.23	$0.27	$0.49

Weighted average common shares outstanding:
Basic	454.5	452.5	446.2	453.5	443.8

Diluted:	457.5	460.6	461.5	459.1	460.0

Total share-based compensation expense, related to the Company’s stock options, restricted stock units, restricted stock awards and employee stock purchase plan is included below.

	Quarter Ended			Six Month’s Ended
	June 29, 2012	March 30, 2012	July 1, 2011	June 29, 2012	July 1, 2011
Cost of revenues	$0.7	$1.4	$1.7	$2.1	$3.6
Research and development	0.9	1.6	1.9	2.5	3.9
Selling and marketing	0.8	1.6	1.7	2.4	3.6
General and administrative	2.8	2.8	5.2	5.6	9.8

Total share-based compensation expense	$5.2	$7.4	$10.5	$12.6	$20.9

Non-GAAP Measures

To supplement the consolidated financial results prepared under GAAP, ON Semiconductor uses non-GAAP measures which are adjusted from the most directly comparable GAAP results to exclude items related to amortization of intangible assets, amortization of acquisition-related intangibles, expensing of appraised inventory fair market value step up, purchased in-process research and development expenses, restructuring, asset impairments and other, net, goodwill impairment charges, gains and losses on debt prepayment, non-cash interest expense, their related tax effects and certain other special items as necessary. Management does not consider these charges in evaluating the core operational activities of ON Semiconductor. Management uses these non-GAAP measures internally to make strategic decisions, forecast future results and evaluate ON Semiconductor’s current performance. Most analysts covering ON Semiconductor use the non-GAAP measures as well. Given management’s use of these non-GAAP measures, ON Semiconductor believes these measures are important to investors in understanding ON Semiconductor’s current and future operating results as seen through the eyes of management. In addition, management believes these non-GAAP measures are useful to investors in enabling them to better assess changes in ON Semiconductor’s core business across different time periods. These non-GAAP measures are not in accordance with or an alternative to GAAP financial data and may be different from non-GAAP measures used by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures, even if they have similar names.

Non-GAAP gross profit and gross margin. The use of this non-GAAP financial measure allows management to evaluate the gross margin of the company’s core businesses and trends across different reporting periods on a consistent basis, independent of non-cash items including expensing of appraised inventory fair market value step up and amortization of intangible assets. In addition, it is an important component of management’s internal performance measurement and reward process as it is used to assess the current and historical financial results of the business, for strategic decision making, preparing budgets and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to evaluate our revenue generation performance relative to the direct costs of revenue of ON Semiconductor’s core businesses.

Non-GAAP net income and net income per share. The use of these non-GAAP financial measures allow management to evaluate the operating results of ON Semiconductor’s core businesses and trends across different reporting periods on a consistent basis, independent of non-cash items including amortization of intangible assets, amortization of acquisition-related intangibles, expensing of appraised inventory fair market value step up, purchased in-process research and development expenses, restructuring, asset impairments and other, net, goodwill impairment charges, gains and losses on debt prepayment, non-cash interest expense, their related tax effects and certain other special items as necessary. In addition, they are important components of management’s internal performance measurement and reward process as they are used to assess the current and historical financial results of the business, for strategic decision making, preparing budgets and forecasting future results. Management presents these non-GAAP financial measures to enable investors and analysts to understand the results of operations of ON Semiconductor’s core businesses and to compare our results of operations on a more consistent basis against that of other companies in our industry.

(1)	The consolidated statement of operations has been revised to reflect adjustments to the previously reported SANYO Semiconductor purchase price allocation. As required by ASC Topic 805, Business Combinations any adjustments to the initial purchase price allocation should be recorded and reported on a retrospective basis. For the final SANYO Semiconductor purchase price allocation see our 2011 Form 10-K filed with the Securities and Exchange Commission on February 22, 2012.